State of California
Bill Jones
Secretary of State

200234010016
File#

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

DEC 0 4 2002

BILL JONES, Secretary of State

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.
IMPORTANT – Read instructions before completing this form.

This Space For Filing Use Only

1. Name of the limited liability company (end the name with the words "Limited Liability Company," " Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")
   Lakeside Mortgage Fund, LLC
2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.
3. Name the agent for service of process and check the appropriate provision below:
   William Webster which is
   [x] an individual residing in California. Proceed to item 4.
   [ ] a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.
4. If an individual, California address of the agent for service of process:
   Address: 443 Redcliff Drive, Suite 100
   City: Redding State: CA Zip Code: 96002
5. The limited liability company will be managed by: **(check one)**
   [x] one manager [ ] more than one manager [ ] single member limited liability company [ ] all limited liability company members
6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.
7. Number of pages attached, if any: -0-
8. Type of business of the limited liability company. (For informational purposes only)
   Mortgage Fund
9. **DECLARATION:** It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

Signature of Organizer

K. Bradley Rogerson
Type or Print Name of Organizer

December 3, 2002
Date

10. **RETURN TO:**

NAME	K. Bradley Rogerson
FIRM	Stein & Lubin LLP
ADDRESS	600 Montgomery Street, 14th Floor
CITY/STATE	San Francisco, CA
ZIP CODE	94111

OFFICE OF THE SECRETARY OF STATE